SERVICE AGREEMENT

This Agreement between CrazyGrazer.com ("Client") and IT Strategies International Corporation ("ITSIC") is entered into on the date signed below by both parties' authorized representatives; if the two parties sign on different dates, then the later date shall be the effective date. Whereas, from time-to-time, Client wishes to purchase professional consulting services from ITSIC and ITSIC wishes to provide these services to Client, now therefore Client and ITSIC make the following mutual promises.

1. Scope of Work: The scope of work consists of approved Project Addenda and associated Change Orders, if any. This Agreement shall function as the master contract to set the terms and conditions upon which services shall be provided. Each set of services to be provided will be organized as a separate project, and it is contemplated that projects may be undertaken: from time-to-time during the term of this Agreement. When and if a particular project is undertaken, it will then be specified by a Project Addendum, duly approved by both parties and incorporated herein, which defines the scope of work for that particular project. ITSIC shall provide only professional services, as described in the Project Addenda and associated Change Orders, if any. Unless expressly specified to the contrary, provision of hardware, software, networks, communications services, and other equipment or material is the separate responsibility of Client and is excluded from this Agreement.

2. Price and Payments: Charges arise only from projects, and the price of each project is specified in its Project Addendum and associated Change Orders, if any. Client agrees to pay ITSIC the specified charges. (project price plus reimbursement for. reasonable Additional Costs as defined below) for each project upon performance by ITSIC of the specified services. Payments are scheduled as follows:

  Payments which are specified in the Project Addendum as based upon a schedule of project deliverables shall be due and payable as follows: the payment specified for a particular deliverable becomes due and payable when that deliverable has been submitted to, reviewed by, and accepted by Client or when Client has had a reasonable opportunity to do so (not to exceed one week following submission). The amount specified to be reserved as final payment for each such project is due and payable upon completion of the project by ITSIC and acceptance by Client of satisfactory completion (or when Client has had a reasonable opportunity to do so, not to exceed one week following notice of completion).

  Payments which are specified in the Project Addendum as based upon time and materials are due and payable monthly based upon services rendered to that point.

  Reimbursements for reasonable Additional Costs (out-of-pocket and extraordinary costs), as defined below, are due monthly as the costs are incurred by ITSIC.

For Project Addendum 1, ITSIC shall present to Client an invoice every two weeks for any payments and reimbursements which are then due and payable. For the first sixty (60) days of Project Addendum 1, Client shall pay ITSIC within sixty (60) days. Thereafter, on Project Addendum. 1 as well as all other Project Addendums Client shall pay ITSIC within (30) thirty days.

IT Strategies International Corporation Service Agreement

3. Entire Understanding & Changes: This Agreement constitutes the entire understanding between the parties and supersedes any previous documents or representations, written or verbal. No changes in this Agreement may be made except in writing, duly signed by both parties' authorized representatives. The following items specifically require approved written Changes: a) Project Addenda, if and when new projects are added; and b) Change Orders applying to specific projects, if and when it becomes necessary to recognize changes in project scope or duration.

4. Duration & Termination: This Agreement may be terminated by either party without cause upon five days written notice to the other party. Unless terminated by either party or by operation of law, the term of this Agreement shall be five years. Upon termination by any mechanism, Client shall promptly pay any outstanding charges for the period during which the Agreement was in force, and ITSIC shall then provide to Client copies of any work products produced for Client's project(s) which have not previously been provided to Client.

5. Representations: ITSIC represents that it is well-qualified to perform consulting services in the areas of strategic planning, information technology management, management information systems, computer systems, communications networks, information systems security and disaster recovery, and related fields. Client represents that it desires to use ITSIC services for the purposes stated and understands that the projects will be successful only when Client carries out its responsibilities as defined herein. Both parties acknowledge that any estimates of project benefits are good-faith: estimates, not guarantees. Both parties acknowledge that the measure of whether a deliverable or a project has been satisfactorily completed is production of the agreed deliverable results in such a manner that, if properly utilized by Client, the stated objective for the deliverable or project can be achieved.

6. ITSIC Responsibilities: ITSIC is responsible to perform the services specified by the approved Project Addenda and associated Change Orders, if any, by exercising its best efforts to produce the specified deliverable results. ITSIC shall assign qualified staffing and carry out its projects using professional, quality information technology practices and in accordance with reasonable directions from Client. ITSIC will exercise reasonable due care to insure that its work is accurate and complete, based upon information furnished by Client and third parties. ITSIC shall provide a monthly status report for each project, including a summary of progress, activities, problems, and an updated project schedule. ITSIC shall at key points in each project, provide specified project deliverables and provide Client an opportunity to review and approve same prior to proceeding with the remainder of the project; reasonable requests by Client for changes which are received timely and are within the scope of the project shall be satisfied.

7. Client Responsibilities: Client will exercise its best efforts to facilitate the successful completion of each project. To do so, Client will, in addition to taking other reasonable actions, provide full and timely participation by its key personnel, necessary access to its facilities and information, accurate and complete information upon which ITSIC work will be based, and a safe and productive work environment for ITSIC employees when they are onsite at Client's location(s). Client is responsible for reviewing and verifying each project deliverable within one week after ITSIC submits it to Client. Client will provide for reasonable use by each ITSIC staff member assigned at Client's site during each project: general office facilities, including desk, chair, telephone, minor office supplies, PC, local parking, and reasonable access to networks, printers, meeting rooms, copy machines, and similar items. Client will provide any additional special participation or requirements described in the Project Addendum for each project. Client will not unreasonably withhold its approval of any ITSIC deliverable or project. Client is solely responsible for effective implementation and usage of each project's deliverable results, exercising best efforts and due care, in order to realize the benefits therefrom.

Unless otherwise specified, Client personnel designated as sponsors or key participants for a project will make available at least 25% of their time for that project. The Client Sponsor for a project shall take primary responsibility for the project from the Client side by performing the role of setting objectives; making estimates of business benefits; specifying key information about the business; arranging necessary access, information, participation, and other resources; resolving problems which require Client management action; reviewing and accepting project results; ensuring that key information has been verified; ensuring that the project results are properly implemented to achieve the benefits; and ensuring that all Client responsibilities are carried out timely. Client User Representatives for a project shall perform the role of providing information about the business process and/or current system(s); providing information for the requirements of a new system; verifying information; participating in the review of project deliverables; participating in the implementation of systems; and other similar functions. Client Technical Representatives and/or support organizations such as Client's internal systems department will reasonably cooperate with each project as necessary and will furnish requested information and provide systems access and technical infrastructure implementations necessary to support the project upon an agreed schedule.

8. Additional Costs: The pricing specified for each project in its Project Addendum is in addition to reasonable out-of-pocket and extraordinary costs, such as long-distance telephone charges; shipping and special document delivery charges; transportation, meals, and lodging for business travel outside the Las Vegas area; access and parking charges at Client site(s); provision of onsite office facilities and equipment at Client locations; unusual document production and duplication; permitting and regulatory-compliance costs; overtime costs when incurred for the convenience of Client; provision of anything other than personnel-based consulting services; and similar items. These out-of-pocket and extraordinary costs shall be reimbursed monthly by Client upon presentation of an accounting by ITSIC.

9. Assignment: Neither party may assign its obligations under this agreement without advanced written consent of the other party. However, ITSIC reserves the right to substitute assigned personnel when necessary. Client may for good cause request that ITSIC review or modify its personnel assignments; such requests will be accommodated to the extent feasible.

10. Confidentiality: Each party recognizes that the performance of the services may require disclosure of proprietary information to the other party. To the extent that such proprietary information is obtained directly from the other party in confidence and is not publicly available, then each party agrees to protect the other party's proprietary information: 1) by treating the information as confidential and secret, 2) by using such information only for the performance of this agreement, 3) by not disclosing such information to any third party, (to whom the information is not otherwise available) unless required to do so by operation of law or unless authorized by the other party to do so, and 4) by exercising the same level of care to protect such information as it does with its own proprietary information. The existence of this agreement, this business relationship, the general nature of the projects undertaken hereunder, and the general resulting benefits shall not be considered proprietary. These provisions for protection of proprietary information shall remain in force for a. period of five years following the obtaining of the information, regardless of whether the remainder of this agreement is still in force at that time.

11. Force Majeure: Neither of the parties shall be considered to be in default of its obligations under this Agreement while its performance of these obligations is prevented by Force Majeure, and any time limits specified by this Agreement shall, for the affected project(s), accordingly be extended by a corresponding period of time. Force Majeure shall mean any unanticipated events beyond the reasonable control of a party, including but not limited to: war or acts of war, sabotage, social unrest, revolution, strikes, lock-outs, slow-downs, catastrophes, acts of nature, governmental prohibitions and operation of law, and other similar events, to the extent that it would be impossible or impractical for any of the parties to carry out its obligations. Events caused directly by the acts or omissions of one of the parties shall not be considered Force Majeure for the benefit of the causing party- Each party is obligated to make reasonable efforts to anticipate mad mitigate or avoid events which might impede performance of this Agreement and to timely notify the other party of any delays, anticipated delays, or relevant events.

12. Prevention of Performance: Actions or omissions by Client which effectively prevent ITSIC from performing its services (including but not limited to: failure to provide necessary access to facilities or information, failure to provide the specified participation by key parties, failure to schedule requested meetings within one week or failure to keep scheduled meetings, failure to review and either approve or specify reasonable changes in project deliverables within one week from their delivery, failure to provide accurate and complete information, failure to take actions necessary to realize the benefits of services, failure to timely make payments and reimbursements which are due and payable, or similar acts or omissions) shall, for the duration of the prevention, relieve ITSIC from its obligations to render services for the affected project(s) but shall not relieve Client of its obligations, including but not limited to the obligation to pay ITSIC for its services.

13. Compliance: ITSIC and Client each represent and warrant that they are familiar with understand, and shall take no action contrary to relevant Nevada laws and regulations. ITSIC obligation to provide services is conditioned upon the fact that there is no requirement that this Agreement be submitted, to or approved by any government agency or other authority and that no special registrations are necessary.

14. Liability: ITSIC shall not be liable for any loss, damage, or injury incurred by Client except to the extent that such loss, damage, or injury results directly and solely from negligence or malfeasance by ITSIC in a manner that Client could not reasonably have foreseen or prevented. ITSIC is specifically not liable for the accuracy and completeness of information furnished by Client nor for Client's failure to exercise best efforts and due care in performing its responsibilities. In all events, ITSIC liability shall not exceed the fees paid and/or payable under this Agreement. In no case shall ITSIC be liable for consequential, collateral, derivative, or punitive damages of any form. In no case shall ITSIC be liable for claims from any third party, including Client's correspondents, customers, visitors, suppliers, agents, employees, contractors, interest-owners, joint-venture participants, or similar parties, when such claims arise from this Agreement by virtue of the third party's relationship with Client, and Client shall defend and hold ITSIC harmless from any such claims.

15. Miscellaneous: Each party additionally reserves to itself all remedies available at law as well as the right of offset. Failure of either party to insist upon file strict and timely performance of any provision of this agreement shall not constitute a waiver or estoppel with respect to that event or any future breach. Neither party may create or assume any obligation, expressed or implied, on behalf of the other party. Any notices hereunder must be in writing with acknowledgment of receipt and shall be delivered to, sent by facsimile to, or posted by registered mail to the addresses specified below (with annotation of Attention to the individual and job title named below). Paragraph titles in this Agreement are intended for ease of reference only and shall not affect the interpretation.

Accepted for ITSIC,                                                                                                                Accepted for Client,

IT Strategies International Corporation                                                                                     CrazyGrazer.com

4550 W. Oakey Blvd. Suite 101                                                                                              6600 Amelia Earhart Ct.

Las Vegas, NV 89102                                                                                                             Las Vegas, NV 89119

by: /s/ W. Michael Beardslee        April 23, 2004                                                                      by: /s/ Mark Newburg         April 26, 2004

     W. Michael Beardslee             Date                                                                                          Mark Newburg              Date

     President                                                                                                                                  COO/SVP

PROJECT ADDENDUM

This addendum is hereby incorporated into the Service Agreement on file with CrazyGrazer.com, dated April 23, 2004, between CrazyGrazer.com ("Client") and IT Strategies International Corporation ("ITSIC"), and is effective on the date signed below by both parties' authorized representatives; if the two parties sign on different dates, then the later date shall be the effective date. Therefore now, ("ITSIC") hereby undertakes to perform the project services specified herein and CrazyGrazer.com, undertakes to purchase these services at the stated price, all subject to the terms and conditions of the Service Agreement on file with CrazyGrazer.com. Performance of the project services is expected to begin on April 23,2004.

PROJECT NAME: Customer Service Support

PROJECT TYPE:

                                [ ] Planning Study                                 [ ] Functional Management

                                [ ] System Requirements Study             [ ] Facilities Management

                                [ ] System Selection                              [ ] Project Management

                                [ ] Pilot Implementation                        [X] Technical/Functional Staffing

                                [ ] System Implementation                     [ ] Seminar/Training Class

                                [ ] Info. Technology Assessment            [ ] Other (specify)

PROJECT OBJECTIVE & SCOPE:

Functions will include, but need not be limited to:

Scope of this proposal is limited to providing Customer Service Representatives for any and all projects identified by CrazyGrazer. com.

DELIVERABLES to be PRODUCED or FUNCTIONAL SERVICES to be PERFORMED:

        1. Customer Service Representatives will perform standard call center duties as defined by CrazyGrazer.com.

APPROXIMATE PROJECT SCHEDULE & DURATION: of (approximately) 6 months

1) April 26, 2004 to September 26, 2004

2)

3)

ITSIC PROJECT STAFFING:

            1 Jessica Rinaldi         (role) 100% (participation) for 6 months

            2 Sam Silva                (role) 100% (participation) for 6 months

            3 David DeRose         (role) 100% (participation) for 6 months

PROJECT PRICE & TIMING OF PAYMENTS (all prices are in addition to out-of-pocket and extraordinary expenses as defined in the attached Service Agreement):

            [ ]     Fixed Price:                  $ (                                        )

            [X] Time & Materials:

                              3 Customer Service Representative 2 @ $ 20.00 per hour each

            [ ] Other Basis:

            Timing of Payments: Billing to be submitted every two weeks.

CLIENT ROLES & PARTICIPATION:

            CLIENT PROJECT SPONSOR:

                           Mark Newburg                    (name/title)               % (participation)

            OTHER CLIENT KEY PARTICIPANTS:                                  "

                           Victoria Abajian                   (name/title)               (role)      % (participation)

                           Chris Miggiani                      (name/title)               (role)      % (participation)

                                                                       (name/title)               (role)      % (participation)

                                                                       (name/title)               (role)      % (participation)

SPECIAL RESOURCES TO BE FURNISHED BY CLIENT:

OTHER SPECIAL CONDITIONS OR TERMS:

Accepted for:                                                                     Accepted for Client:

IT Strategies International Corporation                               CrazyGrazer.com

4550 W. Oakey Blvd. Suite 101

Las Vegas, NV 89102

by: /s/ W. Michael Beardslee           April 23, 2004            by: /s/ Mark Newburg          April 26, 2004

     W. Michael Beardslee                Date                                Mark Newburg               Date

     President                                                                           COO/SVP

PROJECT ADDENDUM

This addendum is hereby incorporated into the Service Agreement on file with CrazyGrazer.com, dated April 26, 2004, between CrazyGrazer.com ("Client") and IT Strategies International Corporation ("ITSIC"), and is effective on the date signed below by both parties' authorized representatives; if the two parties sign on different dates, then the later date shall be the effective date. Therefore now, ("ITSIC") hereby undertakes to perform, the project services specified herein and CrazyGrazer.com, undertakes to purchase these services at the stated price, all subject to the terms and conditions of the Service Agreement on file with CrazyGrazer.com. Performance of the project services is expected to begin on April 26, 2004.

PROJECT NAME: Customer Service Support

PROJECT TYPE:

                            [ ] Planning Study                                 [ ] Functional Management

                            [ ] System Requirements Study             [ ] Facilities Management

                            [ ] System Selection                             [ ] Project Management

                            [ ] Pilot Implementation                        [X] Technical/Functional Staffing

                            [ ] System Implementation                    [ ] Seminar/Training Class

                            [ ] Info. Technology Assessment           [ ] Other (specify)

PROJECT OBJECTIVE & SCOPE:

Functions will include, but need not be limited to:

Scope of this proposal is limited to providing HTML Programming for any and all projects identified by CrazyGrazer.com.

DELIVERABLES to be PRODUCED or FUNCTIONAL SERVICES to be PERFORMED:

        1. Programmer will perform standard programming duties as defined by CrazyGrazer.com.

APPROXIMATE PROJECT SCHEDULE & DURATION: of (approximately) 6 months

1) May 3 2004 to October 2, 2004

2)

3)

ITSIC PROJECT STAFFING:

            1. James Hollister      (role) 100% (participation) for 6 months

PROJECT PRICE & TIMING OF PAYMENTS (all prices are in addition to out-of-pocket and extraordinary expenses as defined in the attached Service Agreement):

            [ ] Fixed Price:                $ (                                     )

            [X] Time & Materials:

                                1 Programmer @ $ 23.00 per hour

            [ ] Other Basis:

            Timing of Payments: Billing to be submitted every two weeks.

CLIENT ROLES & PARTICIPATION:

            CLIENT PROJECT SPONSOR:

                           Mark Newburg                    (name/title)            % (participation)

            OTHER CLIENT KEY PARTICIPANTS:

                           Victoria Abajian                    (name/title)            (role)      % (participation)

                           Jim Magner                          (name/title)            (role)      % (participation)

                                                                        (name/title)            (role)      % (participation)

                                                                        (name/title)            (role)      % (participation)

SPECIAL RESOURCES TO BE FURNISHED BY CLIENT:

OTHER SPECIAL CONDITIONS OR TERMS:

Accepted for:                                                                      Accepted for Client:

IT Strategies International Corporation                                CrazyGrazer.com

4550 W Oakey Blvd. Suite 101

Las Vegas, NV 89102

by: /s/ W. Michael Beardslee           April 26, 2004              by: /s/ Mark Newburg          April 26,2004

     W. Michael Beardslee                Date                                   Mark Newburg               Date

      President                                                                             COO/SVP